UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

ANALYSTS INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-4090	41-0905408
(Commission File Number)	(IRS Employer Identification No.)

3601 West 76th Street,

Minneapolis, Minnesota 55435-3000

(Address of Principal Executive Offices)  (Zip Code)

(952) 835-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

                On July 7 and 8, 2005, Analysts International Corporation (the “Company”), in connection with the proposed merger of equals between the Company and Computer Horizons Corp., entered into Amendment and Waives with Jeffrey Baker, the Company’s President, David Steichen, the Company’s Chief Financial Officer, and John Bamberger, the Company’s Executive Vice President and Chief Operating Officer. In addition, the Company entered into Amendment and Waivers with Walters Michels, the Company’s Controller, and Praba Manivasager, the Company’s Director of Development and Operations-New Equities. Pursuant to the Amendment and Waivers, Messrs. Baker, Steichen and Bamberger agreed to waive their rights to receive payments in connection with the merger pursuant to Change of Control Agreements the Company had previously executed with each of them.   As consideration for these waivers, Messrs. Baker, Steichen and Bamberger will receive cash payments of $0, $170,000 and $400,000, respectively, and will receive Analysts’ restricted stock awards of 200,000, 75,000 and 30,000 shares, respectively.

Copies of the Amendment and Waivers are filed as Exhibits to this Current Report and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

10.1         Amendment and Waiver with Jeffrey Baker dated July 8, 2005

10.2         Amendment and Waiver with David Steichen dated July 8, 2005

10.3         Amendment and Waiver with John Bamberger dated July 7, 2005

10.4         Amendment and Waiver with Walter Michels dated July 8, 2005

10.5         Amendment and Waiver with Praba Manivasager dated July 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 8, 2005

ANALYSTS INTERNATIONAL CORPORATION

By	/s/ Colleen M. Davenport
Colleen M. Davenport, Secretary
and General Counsel

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

ANALYSTS INTERNATIONAL CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 7, 2005	0-4090

EXHIBIT NO.	ITEM

10.1	Amendment and Waiver with Jeffrey Baker dated July 8, 2005

10.2	Amendment and Waiver with David Steichen dated July 8, 2005

10.3	Amendment and Waiver with John Bamberger dated July 7, 2005

10.4	Amendment and Waiver with Walter Michels dated July 8, 2005

10.5	Amendment and Waiver with Praba Manivasager dated July 7, 2005